UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2008

InSite Vision Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-14207	94-3015807
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

965 Atlantic Ave.
Alameda, California 94501
(Address of principal executive offices)

Registrant’s telephone number, including area code: 510-865-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities.

On December 1, 2008, InSite Vision Incorporated, or the Company, announced a corporate restructuring designed to enable the Company to better focus on growth opportunities and conserve resources. The restructuring decreased the Company's personnel by approximately 35 percent. Employees affected by this restructuring were provided a severance package that includes severance pay, and continuation of benefits. The Company expects savings from its restructuring efforts to reduce annual operating expenses by approximately $2.0 million. A one-time charge of approximately $450,000 will be incurred in the fourth quarter of 2008. The vast majority of the cash expenditures for this restructuring will be made in the fourth quarter of 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2008

INSITE VISION INCORPORATED (Registrant)

By:	/s/ Louis Drapeau
Name:	Louis Drapeau
Title:	Interim Chief Executive Officer, Vice President, and Chief Financial Officer